As filed with the United States Securities and Exchange Commission on May 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

FARFETCH LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Bower 211 Old Street London EC1V 9NR United Kingdom	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

2018 FARFETCH EMPLOYEE EQUITY PLAN

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

Bradd L. Williamson, Esq.

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A ordinary shares, $0.04 par value per share	9,214,170 (2)	$21.73(3)	$200,223,914.10	$21,844.43
Class A ordinary shares, $0.04 par value per share	23,445,000(2)	$40.32(4)	$945,302,400.00	$103,132.49
Total	32,659,170	—	$1,145,526,314.10	$124,976.92

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Class A ordinary shares, par value $0.04 per share (“Class A Ordinary Shares”) of Farfetch Limited (the “Registrant”), which become issuable under the 2018 Farfetch Employee Equity Plan (the “2018 Plan”) by reason of any future share dividend, share split, recapitalization or any other similar transaction.

(2)

Represents additional Class A Ordinary Shares that may become issuable under the 2018 Plan pursuant to the provisions of the 2018 Plan that provide for an automatic annual increase in the number of Class A Ordinary Shares authorized for issuance under the 2018 Plan.

(3)

Estimated in accordance with the provisions of Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee, and based upon the weighted average exercise price of previously granted stock options that remain outstanding under the 2018 Plan.

(4)

Estimated in accordance with the provisions of Rule 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee, and based on $40.32 per share, which represents the average of the high and low prices of the Registrant’s Class A Ordinary Shares reported on the New York Stock Exchange on May 21, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 32,659,170 of the Registrant’s Class A Ordinary Shares that may be issuable under the 2018 Plan. The additional shares are of the same class as other securities relating to the 2018 Plan for which the Registration Statement on Form S-8 (File No. 333-227536) filed with the Commission on September 26, 2018 is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Except as set forth below, the contents of the Registration Statement on Form S-8 (File No. 333-227536) filed with the Commission on September 26, 2018, relating to the 2018 Plan, are hereby incorporated by reference herein.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F (File No. 001-38655) filed on March 11, 2020).

5.1*	Opinion of Walkers, counsel to the Registrant.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Walkers (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page hereto).

99.1	Form of 2018 Farfetch Employee Equity Plan (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 (File No. 333-227536) filed on September 26, 2018).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on this 28th day of May, 2021.

FARFETCH LIMITED

By:	/s/ José Neves
Name:	José Neves
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Farfetch Limited, hereby severally constitute and appoint José Neves and Elliot Jordan, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ José Neves José Neves	Chief Executive Officer and Chairman of the Board (principal executive officer)	May 28, 2021

/s/ Elliot Jordan Elliot Jordan	Chief Financial Officer (principal financial and principal accounting officer)	May 28, 2021

/s/ Dana Evan Dana Evan	Member of the Board	May 28, 2021

/s/ J. Michael Evans J. Michael Evans	Member of the Board	May 28, 2021

/s/ Stephanie Horton Stephanie Horton	Member of the Board	May 28, 2021

/s/ Diane Irvine Diane Irvine	Member of the Board	May 28, 2021

/s/ Victor Luís Victor Luís	Member of the Board	May 28, 2021

/s/ David Rosenblatt David Rosenblatt	Member of the Board	May 28, 2021

/s/ Gillian Tans Gillian Tans	Member of the Board	May 28, 2021

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Farfetch Limited has signed this Registration Statement, in the City of Saratoga, State of California, on May 28, 2021.

By:	/s/ Dana Evan
Name:	Dana Evan
Title:	Director